UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2019 (August 1, 2019)
HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-27622	54-1796693
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

340 West Main Street
Abingdon, Virginia 24210-1128
(Address of principal executive offices, including zip code)

(276) 628-9181
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2019, Edward M. Rosinus resigned as a director of Highlands Bankshares, Inc. (the “Company”) and Highlands Union Bank (the “Bank”). Edward M. Rosinus was appointed as a director pursuant to the Securities Purchase Agreement (the “Agreement”) dated as of April 14, 2014 by and among the Company and TNH Financials Fund, L.P. (the “Investor”). Edward M. Rosinus’s resignation is not due to a disagreement with the Company’s Board of Directors or management or on any matter relating to the Company’s operations, policies or procedures.

Pursuant to the Agreement, the Investor designated Michael F. Rosinus as the replacement director of the Company and the Bank and, on August 1, 2019, the Company’s and the Bank’s Board of Directors appointed Michael F. Rosinus as a director of the Company and the Bank. Also pursuant to the Agreement, Michael F. Rosinus will enter into the Company’s standard Director Indemnification Agreement, which has been previously filed.

The Company expects that Michael F. Rosinus will be appointed to the Risk Committee and the Nominating & Corporate Governance Committee. Michael F. Rosinus will not receive compensation for his service as a director pursuant to the Agreement. Michael F. Rosinus is not a party to any transaction that would be required to be disclosed under Section 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 6, 2019	HIGHLANDS BANKSHARES, INC.

		By:	/s/ John H. Gray
John H. Gray
Chief Financial Officer